Exhibit 10.1

AMENDMENT NUMBER FOUR

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NUMBER FOUR TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) is made as of December 6, 2004, by and among BANK OF AMERICA, N.A., a national banking association, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (as successors by assignment from Banc of America Strategic Solutions, Inc., a Delaware corporation, U.S. Bank National Association, a national banking association, and KeyBank National Association, a national banking association) (each individually a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as agent for Lenders (“Agent”), and FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”).

RECITALS

A. Lenders, Agent and Borrower are parties to that certain Second Amended and Restated Credit Agreement dated as of July 28, 2003, as amended by that certain Amendment Number One to Second Amended and Restated Credit Agreement dated as of February 13, 2004, as amended by that certain Amendment Number Two to Second Amended and Restated Credit Agreement dated as of May 6, 2004, and as amended by that certain Amendment Number Three to Second Amended and Restated Credit Agreement dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Agreement contains covenants and restrictions binding upon Borrower, and it is known to Agent and Lenders that Borrower has failed to comply with certain reporting requirements in respect of the fiscal quarter ended July 31, 2004.

C. Borrower has requested that Agent and Lenders agree to (i) waive Borrower’s compliance with certain reporting requirements in respect of the fiscal quarter ended July 31, 2004, (ii) increase the Letter of Credit Sublimit to $13,000,000, and (iii) make certain other amendments to the terms of the Credit Agreement, each of which Agent and Lenders have agreed to do on the terms and conditions specified in this Fourth Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms not otherwise defined in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

2. Limited Waivers of Compliance and Default.

(a) Reporting Requirements for Fiscal Quarter Ended July 31, 2004. Subject to the terms and conditions of this Fourth Amendment, Agent and Lenders hereby (i) waive Borrower’s compliance with its obligations under Sections 6.9(b) and (f) of the Credit

Agreement for the fiscal quarter ended July 31, 2004 and (ii) waive any Events of Default under Sections 8.1(d) and (n) of the Credit Agreement resulting from Borrower’s non-compliance with Sections 6.9(b) and (f) of the Credit Agreement for such fiscal quarter; provided, that Borrower shall deliver to Agent the unaudited financial statements and Officer’s Certificates required by, and shall have otherwise fully complied with, Sections 6.9(b) and (f) in respect of the fiscal quarter ended July 31, 2004 no later than December 15, 2004. The failure of Borrower to comply with this Section on or before December 15, 2004 shall be deemed an Event of Default under the Credit Agreement.

(b) Payment of Amendment Fee to Subordinated Noteholders. Subject to the terms and conditions of this Fourth Amendment, Agent and Lenders hereby waive Borrower’s compliance with its obligations under Section 7.15 of the Credit Agreement for the limited purpose of allowing Borrower to make a one-time, non-refundable payment of Seventy-Five Thousand Dollars ($75,000) to the Subordinated Noteholders in consideration of the Subordinated Noteholders agreement to amend the Subordinated Note Purchase Agreement in a manner consistent with this Fourth Amendment.

3. Delivery of Information Regarding Omax Case. Borrower agrees to deliver to Agent in sufficient copies for distribution to Agent and each Lender: (a) no later than the first Business Day of each calendar quarter, a written report in such detail as Agent may reasonably require on the status and recent developments of the case Omax Corporation v. Flow International Corporation (the “Omax Case”) described on Schedule 5.5 attached hereto; (b) promptly after the occurrence of any material development or event in the Omax Case, a written report in such detail as Agent may reasonably require describing of such development or event; and (c) promptly upon Agent’s request, any and all information reasonably requested by Agent and Lenders regarding the Omax Case and the merits of such litigation. In addition, Borrower will cooperate with and assist Agent and Lenders, and their respective counsel, in determining the likelihood of Borrower’s liability and the amount thereof in the Omax Case. Notwithstanding the foregoing, Borrower and its counsel shall have no duty or obligation to provide Agent and/or Lenders with any information that Borrower or its counsel determines is or may be subject to attorney-client, work product or other privilege.

4. Amendments to Credit Agreement.

(a) Amendment to Section 2.7. Section 2.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 2.7 Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive proof of the amount of the Loans made by the Lenders to the Borrower and the principal and interest payments made thereon, absent a showing of manifest error. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Any failure to maintain accounts or records or any error in doing so shall not, however, limit or affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of any Lender made through the Agent, the Borrower shall execute one or more notes (the “Notes”) substantially in the form of Exhibits A-1, A-2 or A-3 hereto, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender is hereby authorized to record the date and amount of the Loans it makes and the date and amount of each payment of principal and interest thereon on a schedule annexed to and constituting part of the appropriate Note, account or record. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, the failure to make any such recordation shall not affect the obligations of Borrower hereunder or under the Notes. The parties acknowledge that there are Notes outstanding made by the Borrower in favor of each Lender dated as of October 15, 2004, together equal to the amount of the Total Revolving Commitment in effect as of such date.

(b) Amendment to Section 3.2(b). The first sentence of subsection (b) of Section 3.2 of the Credit Agreement is hereby deleted and replaced with the following:

Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, a letter of credit fee equal to the maximum amount available to be drawn on the outstanding standby Letters of Credit multiplied by (i) five percent (500 basis points) per annum for the period commencing on November 1, 2004 and ending on January 31, 2005, (ii) six percent (600 basis points) for the period commencing on February 1, 2005 and ending on April 30, 2005, and (iii) seven percent (700 basis points) for the period commencing on May 1, 2005 and ending on August 1, 2005, which fee shall not be less than Two Hundred Fifty Dollars ($250).

(c) Amendment to Section 3.2(c). In subsection (c) of Section 3.2 of the Credit Agreement, the reference to $5,000,000 is hereby deleted and replaced with $13,000,000.

(d) Amendment to Schedule 5.5. Schedule 5.5 attached to the Credit Agreement is hereby deleted and replaced with the Schedule 5.5 attached hereto. Borrower acknowledges and agrees that Agent and Lenders have not yet reached a judgment whether the Omax Case might reasonably be determined adversely to Borrower and, if determined adversely, would be likely to have a material adverse effect on the financial condition or operations of Borrower. Agent and Lenders reserve the right to reach such a judgment at any time. Borrower acknowledges that Agent and/or Lenders are not waiving any rights they might otherwise have to declare a default under Section 8.1(t), if Agent and/or Lenders conclude that the Omax Case might reasonably be determined adversely to Borrower and, if determined adversely, would be likely to have a material adverse effect on the financial condition or operations of Borrower.

5. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Fourth Amendment shall not become effective unless and until each of the following conditions is fully and simultaneously satisfied:

(a) Delivery of Fourth Amendment. Borrower, Agent and each Lender shall have executed and delivered counterparts of this Fourth Amendment to Agent.

(b) Payment of Fees. Borrower shall have paid to Agent: (i) an amendment fee in the amount of Seventy-Five Thousand Dollars ($75,000) in respect of Bank’s agreement to amend the Credit Agreement as set forth herein, which fee shall be deemed fully earned and nonrefundable when paid; and (ii) if requested by Agent, any attorney’s fees incurred by Agent and each Lender in connection with this Fourth Amendment.

(c) Consent of Domestic Guarantors. Each Domestic Guarantor shall have executed and delivered to Agent the subjoined Consent to Amendment (the “Guarantors’ Consent”).

(d) Representations True; No Default. Except as otherwise provided on Schedule 1 attached hereto, the representations of Borrower as set forth in Article 5 of the Credit Agreement shall be true on and as of the date of this Fourth Amendment (except in the case of Section 5.19 of the Credit Agreement, which representation and warranty was intended to be made only as of the date of the Credit Agreement and, in the case of Schedule 5.5, as updated by this Fourth Amendment) with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution, delivery or performance of this Fourth Amendment.

(e) Subordinated Noteholders. Agent shall have received satisfactory evidence (which shall be determined in the Agent’s sole discretion) that (i) the Subordinated Noteholders have waived any and all defaults under the Subordinated Note Purchase Agreement and the Subordinated Notes, (ii) the Subordinated Noteholders and Borrower have amended the Subordinated Note Purchase Agreement and the Subordinated Notes to conform with the amendments made to the Credit Agreement through this Fourth Amendment, as applicable, and (iii) the Subordinated Noteholders have reviewed and consented in writing to this Fourth Amendment.

6. Reimbursement for Expenses. Borrower shall promptly reimburse Agent and each Lender for all reasonable expenses incurred by Agent or either Lender in connection with this Fourth Amendment, including out-of-pocket expenses and reasonable attorneys’ fees. Borrower acknowledges and agrees that any and all reasonable fees and expenses (including reasonable attorneys fees and expenses) incurred by Agent or either Lender in connection with their investigation of the Omax Case shall be reimbursed by Borrower pursuant to Section 6.11 of the Credit Agreement. Borrower shall also promptly pay all other amounts due and owing, if any, under the Loan Documents. Without limiting the generality of the foregoing or implying that a greater amount would not be reimburseable under Section 6.11, Borrower agrees to reimburse Agent and Lenders for reasonable attorneys’ fees incurred in making an initial evaluation of the merits of each party’s claims and defenses and the reasonable range of Borrower’s possible exposures, if any

7. Post-Effective Date Conditions; Foreign Guarantor Consent. Agent shall have received a duly executed counterpart of the subjoined Guarantors’ Consent from each Foreign Guarantor within sixty (60) days after the date of this Fourth Amendment. Failure to satisfy such conditions within sixty (60) days after the date of this Fourth Amendment shall be an Event of Default.

8. Release and Waiver. Borrower ratifies and reconfirms the Loan Documents and all of its obligations and liabilities thereunder and hereby waives and releases any and all defenses that either of them may now have or hereafter acquire with respect to the Loan Documents based on or otherwise relating to any events or circumstances which occurred or existed on or prior to the date hereof. Borrower hereby releases and forever discharges Agent and Lenders, their respective affiliates, and their respective officers, directors, agents and employees from every claim, demand and cause of action whatsoever, of every kind and nature, whether presently known or unknown, suspected or unsuspected, arising or alleged to have arisen or which shall arise hereafter from any act, omission or condition which occurred or existed on or prior to the date of this Fourth Amendment.

9. Representations and Warranties. Except as otherwise provided on Schedule 1 attached hereto, Borrower hereby represents and warrants to the Lenders and Agent that each of the representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Fourth Amendment (except in the case of the first sentence of Section 5.19 of the Credit Agreement, which representation and warranty was intended to be made only as of the date of the Credit Agreement and, in the case of Schedule 5.5, as updated by this Fourth Amendment) and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

10. No Further Amendment. Except as expressly modified by the terms of this Fourth Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

11. Reservation of Rights. Borrower acknowledges and agrees that the execution and delivery by Agent and the Lenders of this Fourth Amendment shall not be deemed to create a course of dealing or otherwise obligate Agent or the Lenders to forbear or execute similar amendments under the same or similar circumstances in the future.

12. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

13. Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

14. Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Four to Second Amended and Restated Credit Agreement as of the date first above written.

BORROWER:	FLOW INTERNATIONAL CORPORATION

By
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.

By
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By
Name:
Title:

AGENT:	BANK OF AMERICA, N.A.

By
	Name:	Ken Puro
	Title:	Vice President

SCHEDULE 1

The representations and warranties referred to in Section 4(e) and Section 7 of the Fourth Amendment and contained in the following sections of Article 5 of the Credit Agreement are qualified as specified below:

1. Section 5.2(b). The Guarantors’ Consent has not been approved or executed by the Foreign Guarantors and will not be approved or executed by the Foreign Guarantors prior to the date of the Fourth Amendment. Delivery of the Guarantors’ Consent by the Foreign Guarantors is a post-closing obligation described further in Section 5 of the Fourth Amendment.

2. Section 5.6. In accordance with the terms of the applicable Loan Documents, Agent and Lenders do not have a first perfected lien on or security interest in Collateral located in Sweden and do not have a first perfected lien on or security interest in certain real property and fixtures located in Taiwan.

SCHEDULE 5.5

LITIGATION

1.	Crucible Incident (June 29, 2002).

2.	Robotic Production Technology, Inc. v. Flow International Corporation, U.S. District Court, Eastern Division of Michigan, Case No. 99-74659.

3.	Omax Corporation v. Flow International Corporation, United States District Court, Seattle, Washington, Case Number CV04-2334, as previously disclosed to Agent and Lenders by letter dated November 23, 2004.

CONSENT TO AMENDMENT

Each undersigned guarantor (each a “Guarantor”) is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the “Borrower”) under that certain Second Amended and Restated Credit Agreement dated as of July 28, 2003 (as amended by amendments numbered one, two and three (collectively, the “Amendments”), and as the same may be amended in the future from time to time, the “Credit Agreement”). All capitalized terms used but not defined in this consent shall have the meanings given them in the Credit Agreement.

Each Guarantor acknowledges that it has received a copy of the Credit Agreement (including without limitation, the Amendments) and each Guarantor consents to their contents and the other Loan Documents (notwithstanding that such consent is not required). Each Guarantor ratifies and confirms that its guarantee of the obligations of Borrower remains in full force and effect.

Each Guarantor waives and releases any and all defenses that it may now have or hereafter acquire with respect to the Loan Documents based on or otherwise relating to any events or circumstances that occurred or existed on or prior to the date of the Fourth Amendment. Each Guarantor also releases and discharges the Agent, the Lenders and their respective affiliates and their respective officers, directors, agents, and employees from every claim, demand, and cause of action, whether presently known or unknown, suspected or unsuspected, that shall arise hereafter from any act, omission or condition that occurred or existed on or prior to the date of the Fourth Amendment.

This Consent may be executed in counterparts, each of which shall be deemed an original and part of the same consent.

Washington Statutory Notice: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature pages to follow]

The Guarantors have caused this Consent to Amendment to be executed by their duly authorized officers or representatives as of                     , 2004.

GUARANTORS:

AVURE TECHNOLOGIES, INC.	CIS ACQUISITION CORP.

By:	By:
Name:	Name:
Title:	Title:

FLOW WATER JET FLORIDA CORPORATION	FLOW ASIA CORPORATION

By:	By:
Name:	Name:
Title:	Title:

FLOW EUROPE GmbH	AVURE TECHNOLOGIES AB

By:	By:
Name:	Name:
Title:	Title:

FLOW HOLDINGS SAGL	FLOW INTERNATIONAL FPS AB

By:	By:
Name:	Name:
Title:	Title: